Exhibit 99.1

Quality Distribution, Inc. Announces First Quarter Results:

Cost Reductions Outpace Volume Declines

TAMPA, FL – May 6, 2009 – Quality Distribution, Inc. (NASDAQ: QLTY) (“Quality”) today reported the results for its first quarter ended March 31, 2009. Revenue excluding fuel surcharge was down 21.2% for the first quarter of 2009, compared to the first quarter of 2008, due to a continued softness in demand.

The net loss for the first quarter of 2009 was $0.3 million, or $0.02 per diluted share, compared to a net loss of $1.9 million, or $0.10 per diluted share, for the same quarter in 2008. The first quarter of 2009 contains a pre-tax restructuring charge of $0.6 million and a pre-tax gain of $0.7 million on early debt extinguishment. The first quarter of 2008 contains $1.0 million in pre-tax gains from property sales. Applying a normalized tax rate of 39% and excluding adjustment items, the Company would have had an adjusted net loss per diluted share of $0.01 for the first quarter of 2009, compared to an adjusted net loss per diluted share of $0.13 for the first quarter of 2008.

Gary Enzor, Chief Executive Officer, stated, “Since last quarter we increased availability, reduced debt and reduced interest expense. We also improved operating income versus the same period last year despite the continued trucking volume challenge. In this quarter, we generated $13.7 million of net operating cash flow, $16.6 million better than first quarter of 2008, and we continued to strengthen our business platform while retaining our financial flexibility. We remain cautious due to volume softness, but we are encouraged by the results of our many cost initiatives implemented in 2008 and continuing into this year.”

Steve Attwood, Chief Financial Officer, commented further, “Our positive operating cash flow enabled us to reduce total debt, net of cash, by $12.5 million this quarter. At the end of the quarter, total availability was $47.5 million, which includes availability under our revolving credit facility of $43.0 million, plus cash, in excess of operating needs, of $4.5 million. Our efforts to dramatically reduce costs continue to strengthen our balance sheet.”

Quality will host a conference call for investors to discuss these results on Thursday, May 7, 2009 at 10:00 a.m. Eastern Time. The toll free dial-in number is 877-856-1968; the toll number is 719-325-4831; the passcode is 1448173. A replay of the call will be available through June 5, 2009, by dialing 888-203-1112; passcode: 1448173. A webcast of the conference call may be accessed in the Investor Relations section of Quality’s website at www.qualitydistribution.com or http://investor.shareholder.com/qualitydistribution/events.cfm. Copies of this earnings release and other financial information about Quality may be accessed in the Investor Relations section of Quality’s website at www.qualitydistribution.com. The Company regularly posts or otherwise makes available information on the Investor Relations section that may be important to investors.

Headquartered in Tampa, Florida, Quality Distribution, Inc. through its subsidiaries, Quality Carriers, Inc. and Boasso America Corporation, and through its affiliates and owner-operators, provides bulk transportation and related services. Quality also provides tank cleaning services to the bulk transportation industry through its QualaWash® facilities. Quality Distribution is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, additional risks and uncertainties regarding forward-looking statements include the Company’s substantial leverage and restrictions contained in our debt instruments; economic factors; turmoil in the credit and capital markets; downturns in customers’ business cycles or in the national economy; the cyclical nature of the transportation industry; claims exposure and insurance costs; adverse weather conditions; dependence on affiliates and owner-operators; changes in government regulation including transportation, environmental and anti-terrorism laws; the Company’s environmental remediation costs; fluctuations in fuel pricing or availability; increases in interest rates; potential disruption at U.S. ports of entry; changes in senior management; the Company’s ability to achieve projected operating objectives and debt reduction in 2009; its ability to successfully integrate acquired businesses or integrate affiliate businesses converted to Company-controlled operations; the Company’s ability to achieve projected reductions in payroll-related costs; increased unionization, which could increase our operating costs or constrain operating flexibility; the potential loss of our ability to use net operating losses to offset future income due to a change of control; and the Company’s ability to attract and retain qualified drivers. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Reports on Form 10-Q, as well as other reports filed with the Securities and Exchange Commission. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

QLTYE

Contact:	Stephen R. Attwood
Senior Vice President and Chief Financial Officer
800-282-2031 ext. 7129

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In 000’s) Except Per Share Data

Unaudited

	Three months ended March 31,
	2009	2008
OPERATING REVENUES:
Transportation	$111,027	$149,259
Other service revenue	27,608	26,745
Fuel surcharge	11,097	32,497

Total operating revenues	149,732	208,501

OPERATING EXPENSES:
Purchased transportation	81,891	119,972
Compensation	23,211	28,604
Fuel, supplies and maintenance	17,540	30,133
Depreciation and amortization	5,335	4,896
Selling and administrative	7,145	9,248
Insurance claims	4,049	5,562
Taxes and licenses	1,337	1,217
Communications and utilities	2,734	3,616
Gain on disposal of property and equipment	(103)	(544)
Restructuring costs	600	—

Total operating expenses	143,739	202,704

Operating income	5,993	5,797

Interest expense	7,000	9,151
Interest income	(103)	(117)
Gain on extinguishment of debt	(675)	—
Other expense	143	10

Loss before taxes	(372)	(3,247)
Benefit from income taxes	(70)	(1,328)

Net loss	$(302)	$(1,919)

PER SHARE DATA:
Net loss per common share
Basic	$(0.02)	$(0.10)

Diluted	$(0.02)	$(0.10)

Weighted average number of shares
Basic	19,215	19,064
Diluted	19,215	19,064

QUALITY DISTRIBUTION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In 000’s)

Unaudited

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$7,092	$6,787
Accounts receivable, net	76,712	81,612
Prepaid expenses	11,932	12,922
Deferred tax assets, net	14,707	14,707
Other	8,026	7,950

Total current assets	118,469	123,978
Property and equipment, net	144,349	148,692
Goodwill	173,519	173,519
Intangibles, net	22,272	22,698
Non-current deferred tax assets, net	22,654	22,636
Other assets	9,646	10,580

Total assets	$490,909	$502,103

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of indebtedness	$3,446	$8,361
Current maturities of capital lease obligations	8,115	7,994
Accounts payable	15,105	16,126
Affiliates and independent owner-operators payable	11,155	7,649
Accrued expenses	23,075	25,357
Environmental liabilities	4,507	4,819
Accrued loss and damage claims	9,338	8,705

Total current liabilities	74,741	79,011

Long-term indebtedness, less current maturities	324,130	330,409
Capital lease obligations, less current maturities	14,697	15,822
Environmental liabilities	6,738	6,035
Accrued loss and damage claims	12,336	12,815
Other non-current liabilities	25,122	25,158

Total liabilities	457,764	469,250

Redeemable noncontrolling interest	1,833	1,833

SHAREHOLDERS’ EQUITY
Common stock	363,101	362,945
Treasury stock	(1,580)	(1,580)
Accumulated deficit	(114,336)	(114,034)
Stock recapitalization	(189,589)	(189,589)
Accumulated other comprehensive loss	(26,050)	(26,488)
Stock subscriptions receivable	(234)	(234)

Total shareholders’ equity	31,312	31,020

Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$490,909	$502,103

RECONCILIATION OF NET LOSS TO TAX EFFECTED AND ADJUSTED NET LOSS AND

RECONCILIATION OF NET LOSS PER SHARE TO TAX EFFECTED AND ADJUSTED NET LOSS PER SHARE

For the Three Months Ended March 31, 2009 and 2008

(In 000’s)

Unaudited

Tax Effected and Adjusted Net Loss and Tax Effected and Adjusted Net Loss per Share (as defined) are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of the Company’s business. Management uses a 39% tax rate for calculating the benefit from income taxes to normalize the Company’s tax rate to that of comparable transportation companies, and to compare Company periods with different effective tax rates. In addition, we adjust Net Loss for significant items that are not regularly recurring. Tax Effected and Adjusted Net Loss and Tax Effected and Adjusted Net Loss per Share are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Tax Effected and Adjusted Net Loss and Tax Effected and Adjusted Net Loss per Share should not be considered in isolation or as a substitute for the consolidated statements of operations prepared in accordance with GAAP as an indication of the Company’s operating performance or liquidity.

	Three months ended March 31,
	2009	2008
Net Loss Reconciliation:

Net loss	$(302)	$(1,919)

Net loss per common share:
Basic	$(0.02)	$(0.10)

Diluted	$(0.02)	$(0.10)

Adjustments to net loss:
Benefit from income taxes	(70)	(1,328)
Gain on extinguishment of debt	(675)	—
Restructuring costs	600	—
Gain on property sales	—	(967)

Adjusted income before income taxes	(447)	(4,214)

Benefit from income taxes at 39%	(174)	(1,643)

Tax effected and adjusted net loss	$(273)	$(2,571)

Tax effected and adjusted net loss per common share:
Basic	$(0.01)	$(0.13)

Diluted	$(0.01)	$(0.13)

Weighted average number of shares:
Basic	19,215	19,064
Diluted	19,215	19,064